PULTEGROUP APPOINTS JOHN R. PESHKIN, SCOTT F. POWERS,
AND JOSHUA GOTBAUM TO BOARD OF DIRECTORS

- Peshkin and Gotbaum Added to Board’s CEO Search Committee -

ATLANTA, July 21, 2016 -- PulteGroup, Inc. (NYSE: PHM), one of America’s largest homebuilding companies, today announced that it has appointed three new independent Directors to its Board: John R. Peshkin, an experienced real estate investor and homebuilding operator; Scott F. Powers, an accomplished financial services executive; and Joshua Gotbaum, an executive with broad financial, policy, and leadership skills. These appointments are effective immediately and expand PulteGroup's Board of Directors to 13 members, 12 of whom are independent.

“We are delighted to welcome three distinguished individuals with relevant expertise to our Board as we move forward with the next phase of our Value Creation strategy,” said Richard J. Dugas, Jr., Chairman and Chief Executive Officer of PulteGroup. “John has spent his career in the real estate and home building industries as a successful senior executive, as an investor, and as a board member at two of the nation’s top builders. Scott brings us additional skills honed through a career of managing through financial industry change. And Josh’s service in both the public and private sectors across a range of industries gives him a broad perspective on corporate finance and public policy.”

“PulteGroup’s Board of Directors is dedicated to delivering superior returns to shareholders as we continue to oversee the Company’s transformation into an enterprise built to perform and succeed through the housing cycle,” said James Postl, lead independent Director of PulteGroup's Board of Directors. “We have a terrific foundation in place based on the successful work executed over the past five years under the leadership of Richard J. Dugas, Jr., and our goal will be to build on that record.”

PulteGroup announced that, in addition to being appointed to its Board, Messrs. Peshkin and Gotbaum will join the Company’s previously established CEO search committee. “We welcome the input of these two experienced finance and homebuilding executives into our CEO search process,” stated Patrick J. O’Leary, PulteGroup director and search committee leader. “Our committee is making good progress and we look forward to their perspectives as we work to complete our evaluation of internal and external candidates.”

Dave Miller, Senior Portfolio Manager at Elliott Management, commented, “We are excited about the skills and perspectives that the new directors bring to the Board. We think they will add meaningfully to PulteGroup as it transitions to its next phase of Value Creation.”

About John R. Peshkin
John R. Peshkin is Founder and Managing Partner at Vanguard Land, LLC, a private real estate investment group focused on the acquisition and development of residential and commercial properties throughout Florida. He was previously the founder and Chief Executive Officer of Starwood Land Ventures, an affiliate of Starwood Capital Group Global, a real estate private equity firm. Mr. Peshkin spent 24 years with Taylor Woodrow plc, serving as its North American CEO and President from 2000 to 2006. Under his leadership, Taylor Woodrow expanded into a more than $2 billion enterprise and was recognized as the inaugural homebuilder inducted into Builder Magazine's "Hall of Fame," cited for architectural excellence throughout North America.

Mr. Peshkin has served on the Boards of Directors of Standard Pacific, WCI Communities Inc., and Monarch Development Corporation. He received a B.S. in Finance from Lehigh University and is a licensed contractor and real estate broker in Florida.

About Scott F. Powers
Scott F. Powers is a financial services executive with deep experience in asset management. He held leadership positions at State Street Corporation from 2008 to 2015, most recently as Executive Vice President of State Street Corp and President and Chief Executive Officer of State Street Global Advisors. In these roles, and as a member of the State Street Management Committee, he executed growth strategies, managed operations for all aspects of the business, and led efforts in risk and crisis management.

He previously served as President and Chief Executive Officer of Old Mutual USA and Old Mutual Asset Management from 2001 to 2008. He also held executive roles at Mellon Financial Corporation and Boston Company Asset Management.

Mr. Powers is a member of the Board of Directors of Sun Life Financial, Inc., where he serves on the Governance, Nomination & Investment Committee and the Management Resources Committee. He holds a B.A. in Economics from Harvard College.

About Joshua Gotbaum
Hon. Joshua Gotbaum has extensive experience in business and finance as well as in public service. Currently a Guest Scholar in the Economic Studies Program at the Brookings Institution, Mr. Gotbaum directed the U.S. Pension Benefit Guaranty Corporation from 2010 to 2014 and was Operating Partner at Blue Wolf Capital Management from 2006 to 2010. He led and managed Hawaiian Airlines as the Chapter 11 Trustee from 2003 to 2005. From 2001 to 2002, Mr. Gotbaum was CEO of The September 11th Fund, a major charity.

Earlier in his career Mr. Gotbaum was an investment banker at Lazard, specializing in mergers, acquisitions, and restructurings in North America and Europe. He also held various senior level positions in the U.S. government, including as Executive Associate Director and Controller at the President’s Office of Management and Budget, as Assistant Secretary of Treasury for Economic Policy at the Department of Treasury, and as Assistant Secretary for Economic Security in the Department of Defense. He has also held positions at the White House and the Department of Energy.

Mr. Gotbaum previously served as a director of TD Bank and Safety-Kleen Systems, Inc., in addition to serving on the boards of several non-profit institutions. He holds a J.D. from Harvard Law School, a M.P.P. from the Harvard Kennedy School of Government, and a B.A. from Stanford University.

Forward-Looking Statements
This press release includes "forward-looking statements."  These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements.  You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events.  Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "may," "can," "could," "might," "will" and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which PulteGroup operates; the availability and cost of land and other raw materials used by PulteGroup in its homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the rate of growth in land spend; the availability and cost of insurance covering risks associated with PulteGroup's businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in PulteGroup's local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature.  See PulteGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other public filings with the Securities and Exchange Commission (the "SEC") for a further discussion of these and other risks and uncertainties applicable to our businesses.  PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup's expectations.
About PulteGroup
PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America's largest homebuilding companies with operations in approximately 50 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes and John Wieland Homes and Neighborhoods, the Company is one of the industry's most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

For more information about PulteGroup, Inc. and PulteGroup brands, go to: pultegroupinc.com; www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com and www.jwhomes.com.

Investor Contact:
Jim Zeumer
404-978-6434
jim.zeumer@pultegroup.com

Media Contact:
Dawn Dover
212-521-4817
dawn.dover@kekst.com

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